Exhibit 99

        LifePoint Hospitals Reports Third Quarter 2004 Results

    BRENTWOOD, Tenn.--(BUSINESS WIRE)--Oct. 26, 2004--LifePoint Hospitals, Inc. (NASDAQ: LPNT) today announced results for the third quarter and nine months ended September 30, 2004.
    In commenting on the third quarter results, Kenneth C. Donahey, president and chief executive officer of LifePoint Hospitals, said, "The third quarter of 2004 was indeed a very exciting time for LifePoint Hospitals. During the quarter, we announced the signing of a definitive agreement for the purchase of Province Healthcare Company (NYSE: PRV). Upon completion of this transaction, the combined company will operate 51 hospitals, with 48 being in markets where the combined company will be the sole hospital provider in the community. The combination of LifePoint Hospitals and Province Healthcare will position us to provide essential services to a broad geographic community and create an industry leader with nearly double our current revenue base and enhanced cash flow and profitability. We are very excited about the increased opportunities that this transaction will provide the Company, our employees, our affiliated physicians, our shareholders and the communities we serve." Completion of the transaction remains subject to the approval of each company's stockholders, receipt of necessary financing and certain other conditions. The transaction is expected to close in the first quarter of 2005.
    Also during the third quarter of 2004, the Company committed to a divestiture plan for its 56-bed Bartow Memorial Hospital located in Bartow, Florida. The Company announced on October 7, 2004, that it had entered into an asset exchange agreement with Health Management Associates, Inc. (NYSE: HMA) under which a subsidiary of LifePoint Hospitals will acquire the 76-bed Williamson Memorial Hospital, located in Williamson, West Virginia, and, simultaneously, HMA will acquire Bartow Memorial Hospital. The transaction is expected to close in the fourth quarter of 2004 or the first quarter of 2005, subject to receipt of all necessary regulatory approvals. The assets and operations of Bartow Memorial Hospital that are subject to the asset exchange have been reflected as discontinued operations in the Company's financial statements for the third quarter of 2004. All prior periods presented herein have been reclassified to conform to this presentation.
    For the third quarter ended September 30, 2004, revenues from continuing operations were $253.7 million, up 15.6% from $219.4 million for the same period a year ago. Net income for the quarter increased 21.7% to $19.7 million, or $0.50 per diluted share, compared with net income of $16.2 million, or $0.42 per diluted share, for the prior-year period.
    The consolidated financial results for the third quarter ended September 30, 2004, reflect a 7.8% increase in total admissions from continuing operations and an 8.6% increase in equivalent admissions from continuing operations compared with the third quarter of 2003. On a same-hospital basis, total admissions from continuing operations increased 2.6% compared with the same period last year, and equivalent admissions from continuing operations increased 1.9% over the prior-year period.
    For the nine months ended September 30, 2004, revenues from continuing operations were $739.4 million, up 14.4% from $646.4 million a year ago. Net income for the nine months ended September 30, 2004, increased 26.6% to $62.3 million, or $1.58 per diluted share, compared with net income of $49.2 million, or $1.26 per diluted share, for the prior-year period.
    The consolidated financial results for the nine months ended September 30, 2004, reflect a 6.2% increase in total admissions from continuing operations and a 7.0% increase in equivalent admissions from continuing operations compared with the prior-year period. On a same-hospital basis, total admissions from continuing operations increased 2.9% compared with the same period of 2003, and equivalent admissions from continuing operations increased 2.5% over the prior-year period.
    A listen-only simulcast, as well as a 30-day replay, of LifePoint Hospitals' third quarter conference call will be available on line at www.lifepointhospitals.com and www.fulldisclosure.com on October 27, 2004, beginning at 10:00 a.m. Eastern Time.
    LifePoint Hospitals, Inc. currently operates 30 hospitals in non-urban communities. In most cases, the LifePoint Hospitals facility is the only hospital in its community. LifePoint Hospitals' non-urban operating strategy offers continued operational improvement by focusing on its five core values: delivering high quality patient care, supporting physicians, creating excellent workplaces for its employees, providing community value and ensuring fiscal responsibility. Headquartered in Brentwood, Tennessee, LifePoint Hospitals is affiliated with over 9,800 employees.

    Important Legal Information

    In connection with their proposed transaction, LifePoint Hospitals and Province Healthcare have filed with the Securities and Exchange Commission (the "SEC") a joint proxy statement/prospectus, as part of a Registration Statement on Form S-4, and other relevant materials. The definitive joint proxy statement/prospectus will be mailed to the stockholders of LifePoint Hospitals and Province Healthcare. Investors and security holders are advised to read the joint proxy statement/prospectus and other relevant materials when they become available, as well as any amendments or supplements to those documents, because they will contain important information about LifePoint Hospitals, Province Healthcare and the proposed transaction. In addition, the joint proxy statement/prospectus and other relevant materials filed by LifePoint Hospitals or Province Healthcare with the SEC may be obtained free of charge at the SEC's web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by LifePoint Hospitals by contacting Investor Relations, LifePoint Hospitals, Inc., 103 Powell Court, Suite 200, Brentwood, Tennessee, 37027, Phone: (615) 372-8500 and by Province Healthcare by contacting Investor Relations, Province Healthcare Company, 105 Westwood Place, Suite 400, Brentwood, Tennessee, 37027, Phone: (615) 370-1377.
    LifePoint Hospitals and Province Healthcare, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies from their respective stockholders with respect to the transactions contemplated by the merger agreement. Information about the directors and executive officers of LifePoint Hospitals, and their interests in the transactions contemplated by the merger agreement, including their ownership of LifePoint Hospitals common stock, is set forth in the proxy statement for LifePoint Hospitals' 2004 annual meeting, which was filed with the SEC on April 28, 2004. Information about the directors and executive officers of Province Healthcare, and their interests in the transactions contemplated by the merger agreement, including their ownership of Province Healthcare common stock, is set forth in the proxy statement for Province Healthcare's 2004 annual meeting, which was filed with the SEC on April 20, 2004. Investors and security holders may obtain additional information regarding the interests of such potential participants by reading the joint proxy statement/prospectus and the other relevant documents filed with the SEC.
    This release includes forward-looking statements based on current management expectations. Numerous factors exist which may cause results to differ from these expectations. Many of the factors that will determine our future results are beyond our ability to control or predict with accuracy. Such forward-looking statements, particularly those statements regarding the effects of the merger, reflect LifePoint Hospitals' current expectations and beliefs, are not guarantees of performance of LifePoint Hospitals or the newly formed combined entity and are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results to differ from those described in the forward-looking statements. For example, such risks, uncertainties, assumptions and other factors include, without limitation, the possibility that (1) the companies may be unable to obtain the required stockholder approvals; (2) problems may arise in successfully integrating the businesses of the two companies; (3) the acquisition may involve unexpected costs; (4) the combined company may be unable to achieve cost-cutting synergies;
(5) the businesses may suffer as a result of uncertainty surrounding the acquisition; and (6) the combined company may be subject to future regulatory or legislative actions. These forward-looking statements are also subject to various risks and uncertainties, including, without limitation, (i) reduction in payments to healthcare providers by government and commercial third-party payors, as well as cost-containment efforts of insurers and other payors; (ii) the possibility of adverse changes in, and requirements of, applicable laws, regulations, policies and procedures, including those required by our corporate integrity agreement; (iii) our ability to manage healthcare risks and the lack of state and federal tort reform; (iv) uncertainty associated with compliance with HIPAA regulations; (v) our ability to enter into and renew payor arrangements on acceptable terms; (vi) our ability to maintain and increase patient volumes and control costs; (vii) the availability, cost and terms of insurance coverage; (viii) the highly competitive nature of the healthcare business, including the competition to recruit and retain physicians;
(ix) the ability to attract and retain qualified management and personnel; (x) the geographic concentration of our operations; (xi) our ability to acquire hospitals on favorable terms and to complete budgeted capital improvements successfully; (xii) our ability to operate and integrate newly acquired facilities successfully; (xiii) the availability and terms of capital to fund our business strategy;
(xiv) changes in our liquidity or indebtedness; (xv) the potential adverse impact of government investigations and litigation involving the business practices of healthcare providers; (xvi) the successful development and license of software and management information systems; (xvii) changes in generally accepted accounting principles or practices; (xviii) volatility in the market value of our common stock;
(xix) changes in general economic conditions and changes in the manner in which employers provide healthcare coverage to their employees;
(xx) our reliance on information technology systems maintained by HCA Inc.; (xxi) our ability to comply with all aspects of the Sarbanes-Oxley law; and (xxii) those risks and uncertainties described from time to time in our filings with the SEC, including those related to the proposed transaction between LifePoint Hospitals and Province Healthcare. Therefore, our future results may differ materially from those described in this release. We undertake no obligation to update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.
    All references to "Company" and "LifePoint" as used throughout this release refer to LifePoint Hospitals, Inc. and its affiliates.


                       LIFEPOINT HOSPITALS, INC.
       UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
            Dollars in millions, except per share amounts

                                    For the Three Months Ended
                                           September 30,
                               --------------------------------------
                                      2004                2003
                               ------------------  ------------------
                                Amount    Ratio     Amount     Ratio
                               --------  --------  --------  --------

Revenues (1) (2)                 $253.7     100.0%   $219.4     100.0%

Salaries and benefits             102.1      40.3      87.4      39.9
Supplies                           32.2      12.7      28.0      12.8
Other operating expenses           44.1      17.4      38.6      17.5
Provision for doubtful accounts    24.4       9.6      22.4      10.2
Depreciation and amortization      12.1       4.8      10.2       4.7
Interest expense, net               3.1       1.2       3.3       1.5
Debt retirement costs                --        --        --        --
ESOP expense                        2.3       0.9       1.8       0.8
                               --------  --------  --------  --------
                                  220.3      86.9     191.7      87.4
                               --------  --------  --------  --------
Income from continuing
   operations before minority
   interests and income taxes      33.4      13.1      27.7      12.6
Minority interests in earnings
   of consolidated entities         0.1        --       0.3       0.1
                               --------  --------  --------  --------
Income from continuing
   operations before
   income taxes                    33.3      13.1      27.4      12.5
Provision for income taxes         13.2       5.2      11.0       5.0
                               --------  --------  --------  --------
Income from
   continuing operations           20.1       7.9      16.4       7.5
Loss from discontinued
   operations, net of
   income taxes                    (0.4)     (0.1)     (0.2)     (0.1)
                               --------  --------  --------  --------
Net income                        $19.7       7.8%    $16.2       7.4%
                               ========  ========  ========  ========
Earnings (loss) per
 share - basic:
  Continuing operations           $0.54               $0.44
  Discontinued operations         (0.01)              (0.01)
                               --------            --------
    Net income                    $0.53               $0.43
                               ========            ========

Earnings (loss) per
 share - diluted:
  Continuing operations           $0.51               $0.42
  Discontinued operations         (0.01)                 --
                               --------            --------
    Net income                    $0.50               $0.42
                               ========            ========

                                    For the Nine Months Ended
                                           September 30,
                               --------------------------------------
                                      2004                2003
                               ------------------  ------------------
                                Amount     Ratio    Amount     Ratio
                               --------  --------  --------  --------

Revenues (1) (2)                 $739.4     100.0%   $646.4     100.0%

Salaries and benefits             296.7      40.1     262.2      40.6
Supplies                          95. 4      12.9      83.3      12.9
Other operating expenses          123.9      16.7     116.1      18.0
Provision for doubtful accounts    64.0       8.7      53.3       8.2
Depreciation and amortization      34.5       4.7      31.5       4.8
Interest expense, net               9.7       1.3       9.9       1.5
Debt retirement costs               1.5       0.2        --        --
ESOP expense                        7.1       1.0       4.9       0.8
                               --------  --------  --------  --------
                                  632.8      85.6     561.2      86.8
                               --------  --------  --------  --------
Income from continuing
   operations before minority
   interests and income taxes     106.6      14.4      85.2      13.2
Minority interests in earnings
   of consolidated entities         0.7       0.1       0.5       0.1
                               --------  --------  --------  --------
Income from continuing
   operations before
   income taxes                   105.9      14.3      84.7      13.1
Provision for income taxes         42.1       5.7      34.2       5.3
                               --------  --------  --------  --------
Income from
   continuing operations           63.8       8.6      50.5       7.8
Loss from discontinued
   operations, net of
   income taxes                    (1.5)     (0.2)     (1.3)     (0.2)
                               --------  --------  --------  --------
Net income                        $62.3       8.4%    $49.2       7.6%
                               ========  ========  ========  ========
Earnings (loss) per
 share - basic:
  Continuing operations           $1.73               $1.35
  Discontinued operations         (0.04)              (0.04)
                               --------            --------
    Net income                    $1.69               $1.31
                               ========            ========

Earnings (loss) per
 share - diluted:
  Continuing operations           $1.61               $1.29
  Discontinued operations         (0.03)              (0.03)
                               --------            --------
    Net income                    $1.58               $1.26
                               ========            ========

(1) Adjustments to estimated reimbursement amounts increased revenues by $1.6 million for the three months ended September 30, 2004, and by $3.9 million for the nine months ended September 30, 2004. Adjustments to estimated reimbursement amounts increased revenues by $1.8 million for the three months ended September 30, 2003, and by $6.1 million for the nine months ended September 30, 2003.
(2) Includes recognition of approximately $3.2 million of additional revenues during the first quarter of 2004 related to a Medicare disproportionate share designation confirmation by the Centers for Medicare and Medicaid Services.


                       LIFEPOINT HOSPITALS, INC.
                    EARNINGS PER SHARE CALCULATION
            Dollars in millions, except per share amounts,
                      share amounts in thousands

                               Three Months Ended  Nine Months Ended
                                  September 30,       September 30,
                               ------------------  ------------------
                                 2004      2003      2004      2003
                               --------  --------  --------  --------
Income from
 continuing operations            $20.1     $16.4     $63.8     $50.5
Add: Interest on convertible
 notes, net of taxes                1.7       2.0       5.5       5.9
                               --------  --------  --------  --------
Adjusted income from
 continuing operations             21.8      18.4      69.3      56.4
Loss from
 discontinued operations           (0.4)     (0.2)     (1.5)     (1.3)
                               --------  --------  --------  --------
                                  $21.4     $18.2     $67.8     $55.1
                               ========  ========  ========  ========

Weighted average number
 of shares - basic               37,231    37,242    36,914    37,505
Add: Shares for conversion
      of convertible notes        4,666     5,279     5,053     5,279
     Other share equivalents        721       901       872       774
                               --------  --------  --------  --------
Weighted average number
 of shares and
 equivalents - diluted           42,618    43,422    42,839    43,558
                               ========  ========  ========  ========

Earnings per share - basic:
 Continuing operations            $0.54     $0.44     $1.73     $1.35
 Discontinued operations          (0.01)    (0.01)    (0.04)    (0.04)
                               --------  --------  --------  --------
                                  $0.53     $0.43     $1.69     $1.31
                               ========  ========  ========  ========

Earnings per share - diluted:
 Continuing operations            $0.51     $0.42     $1.61     $1.29
 Discontinued operations          (0.01)       --     (0.03)    (0.03)
                               --------  --------  --------  --------
                                  $0.50     $0.42     $1.58     $1.26
                               ========  ========  ========  ========


                       LIFEPOINT HOSPITALS, INC.
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                              In millions

                                                   Sept. 30,  Dec. 31,
                                                     2004      2003
                                                   --------  --------
                                                  (Unaudited)   (1)
                                ASSETS
Current assets:
 Cash and cash equivalents                             $9.3     $20.6
 Accounts receivable, less allowances
  for doubtful accounts of $102.2 and
  $111.7 at September 30, 2004 and
  December 31, 2003, respectively                     115.3     101.4
 Inventories                                           23.9      21.7
 Assets held for sale                                  33.1      34.7
 Income taxes receivable                                6.1       7.4
 Deferred income taxes and
  other current assets                                 25.6      19.5
                                                   --------  --------
                                                      213.3     205.3
Property and equipment:
 Land                                                  18.9      18.1
 Buildings and improvements                           356.2     338.7
 Equipment                                            328.7     314.6
 Construction in progress                              55.9      28.2
                                                   --------  --------
                                                      759.7     699.6
   Accumulated depreciation                          (291.3)   (265.7)
                                                   --------  --------
                                                      468.4     433.9

Deferred loan costs, net                                5.3       7.0
Unallocated purchase price                             28.8      16.4
Intangible assets, net                                  3.5       3.6
Other                                                   0.7        --
Goodwill                                              138.7     132.8
                                                   --------  --------
                                                     $858.7    $799.0
                                                   ========  ========

                        LIABILITIES AND EQUITY
Current liabilities:
 Accounts payable                                     $24.8     $30.9
 Accrued salaries                                      31.0      25.7
 Other current liabilities                             30.5       9.7
 Estimated third-party payor settlements                2.7       2.5
                                                   --------  --------
                                                       89.0      68.8

Revolving credit facility                                --      20.0
Convertible notes                                     221.0     250.0
Deferred income taxes                                  39.1      35.9
Professional and general liability
 claims and other liabilities                          30.6      28.6

Minority interests in equity
 of consolidated entities                               1.3       1.4

Stockholders' equity:
 Preferred stock                                         --        --
 Common stock                                           0.4       0.4
 Capital in excess of par value                       325.8     301.7
Unearned ESOP compensation                            (13.7)    (16.1)
 Unearned compensation on nonvested stock              (5.3)      --
 Retained earnings                                    199.4     137.2
 Treasury stock                                       (28.9)    (28.9)
                                                   --------  --------
                                                      477.7     394.3
                                                   --------  --------
                                                     $858.7    $799.0
                                                   ========  ========

(1)  Derived from audited financial statements.


                       LIFEPOINT HOSPITALS, INC.
       UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                              In millions

                               Three Months Ended   Nine Months Ended
                                  September 30,       September 30,
                               ------------------  ------------------
                                 2004       2003      2004      2003
                               --------  --------  --------  --------
Cash flows from continuing
 operating activities:
  Net income                      $19.7     $16.2     $62.3     $49.2
  Adjustments to reconcile net
   income to net cash provided
   by continuing operating
   activities:
    Loss from discontinued
     operations, net of
     income taxes                   0.4       0.2       1.5       1.3
    Depreciation and
     amortization                  12.1      10.2      34.5      31.5
    Debt retirement costs            --        --       1.5        --
    ESOP expense                    2.3       1.8       7.1       4.9
    Minority interests in
     earnings of consolidated
     entities                       0.1       0.3       0.7       0.5
    Deferred income
     taxes (benefit)                 --       5.0      (0.9)      7.1
    Reserve for professional
     and general liability
     claims, net                    1.6      (0.5)      2.1       3.3
   Tax benefit from
    employee stock plans            0.1       0.5       4.4       0.7
   Increase (decrease) in cash
    from operating assets
    and liabilities, net of
    effects from acquisitions:
     Accounts receivable          (11.3)      2.0     (14.3)     (6.9)
     Inventories and other
      current assets                0.1      (0.9)     (3.1)     (4.4)
     Accounts payable and
      accrued expenses              9.6      14.1      15.9      16.8
     Income taxes payable           6.4      (4.8)      1.3      (9.1)
     Estimated third-party
      payor settlements             1.4      (1.9)      0.2      (4.1)
  Other                             0.3       0.2       1.5       1.2
                               --------  --------  --------  --------
   Net cash provided by
    continuing operating
    activities                     42.8      42.4     114.7      92.0

Cash flows from continuing
 investing activities:
  Purchase of property
   and equipment                  (21.3)    (14.9)    (56.7)    (52.4)
  Acquisitions, net of
   cash acquired                   (1.3)    (15.7)    (27.8)    (16.3)
  Other                            (0.2)       --      (0.8)      1.0
                               --------  --------  --------  --------
   Net cash used in continuing
    investing activities          (22.8)    (30.6)    (85.3)    (67.7)

Cash flows from continuing
 financing activities:
  Repurchase of
   convertible notes                 --        --     (29.9)       --
  Repurchase of common stock         --     (11.0)      --      (28.0)
  Borrowing under revolving
   credit facility                   --        --      30.0        --
  Repayment under revolving
   credit facility                (30.0)       --     (50.0)       --
  Proceeds from exercise
  of stock options                  0.2       0.8       7.7       1.3
  Other                            (0.2)      0.6       0.6       1.1
                               --------  --------  --------  --------
   Net cash used in continuing
   financing activities           (30.0)     (9.6)    (41.6)    (25.6)

Net cash provided by (used in)
 continuing operations            (10.0)      2.2     (12.2)     (1.3)
Net cash provided by (used in)
 discontinued operations            0.9      (1.6)      0.9      (1.6)
                               --------  --------  --------  --------

Change in cash and
 cash equivalents                  (9.1)      0.6     (11.3)     (2.9)
Cash and cash equivalents
 at beginning of period            18.4      19.5      20.6      23.0
                               --------  --------  --------  --------
Cash and cash equivalents
 at end of period                  $9.3     $20.1      $9.3     $20.1
                               ========  ======== =========  ========

Interest payments                  $0.4      $0.3      $7.1      $6.6
                               ========  ======== =========  ========

Income taxes paid, net             $6.6     $10.1     $36.6     $34.8
                               ========  ======== =========  ========


                       LIFEPOINT HOSPITALS, INC.
                         UNAUDITED STATISTICS

                                              Three Months Ended
                                                 September 30,
                                         -----------------------------
                                                                %
                                           2004      2003     Change
                                         --------  --------  --------
Continuing Operations:
Number of hospitals
 at end of period                              29        27       7.4%
Licensed beds at end of period              2,737     2,568       6.6
Weighted average licensed beds              2,737     2,568       6.6
Average daily census                          976       899       8.6
Average length of stay                        4.0       4.0        --
Revenues ($ in millions)                   $253.7    $219.4      15.6
Revenues per
 equivalent admission                      $5,476    $5,145       6.4
Equivalent admissions (1)                  46,331    42,651       8.6
Outpatient factor (1)                        2.06      2.05       0.5
Outpatient surgeries                       19,367    18,074       7.2
Inpatient surgeries                         6,427     6,212       3.5
Emergency room visits                     110,369   104,227       5.9
Admissions                                 22,480    20,846       7.8
Medicare case mix index                      1.19      1.16       2.6

Outpatient revenues as a
 percentage of total revenues                53.3%     51.8%   N/M (2)

Same-Hospital: (3)
Number of hospitals
 at end of period                              27        27        --
Licensed beds at end of period              2,556     2,568      (0.5)
Weighted average licensed beds  2,556     2,568      (0.5)
Average daily census                          934       899       3.9
Average length of stay                        4.0       4.0        --
Revenues ($ in millions)                   $237.5    $219.4       8.4
Revenues per
 equivalent admission                      $5,474    $5,145       6.4
Equivalent admissions (1)                  43,453    42,651       1.9
Outpatient factor (1)                        2.03      2.05      (1.0)
Outpatient surgeries                       17,882    18,074      (1.1)
Inpatient surgeries                         6,027     6,212      (3.0)
Emergency room visits                     101,914   104,227      (2.2)
Admissions                                 21,395    20,846       2.6
Medicare case mix index                      1.19      1.16       2.6

Outpatient revenues as a
 percentage of total revenues                51.0%     51.8%   N/M (2)

                                               Nine Months Ended
                                                 September 30,
                                         ----------------------------
                                                                 %
                                            2004      2003     Change
                                         --------  --------  --------
Continuing Operations:
Number of hospitals
 at end of period                              29        27       7.4%
Licensed beds at end of period              2,737     2,568       6.6
Weighted average licensed beds              2,683     2,566       4.6
Average daily census                        1,021       960       6.4
Average length of stay                        4.1       4.0       2.5
Revenues ($ in millions)                   $739.4    $646.4      14.4
Revenues per
 equivalent admission                      $5,355    $5,007       7.0
Equivalent admissions (1)                 138,075   129,101       7.0
Outpatient factor (1)                        2.00      1.99       0.5
Outpatient surgeries                       56,375    53,211       5.9
Inpatient surgeries                        19,735    18,247       8.2
Emergency room visits                     312,208   297,479       5.0
Admissions                                 69,003    64,973       6.2
Medicare case mix index                      1.17      1.17        --

Outpatient revenues as a
 percentage of total revenues                51.3%     51.5%   N/M (2)

Same-Hospital: (3)
Number of hospitals
 at end of period                              27        27        --
Licensed beds at end of period              2,556     2,568      (0.5)
Weighted average licensed beds              2,560     2,566      (0.2)
Average daily census                          993       960       3.4
Average length of stay                        4.1       4.0       2.5
Revenues ($ in millions)                   $710.7    $646.4      10.0
Revenues per
 equivalent admission                      $5,370    $5,007       7.2
Equivalent admissions (1)                 132,343   129,101       2.5
Outpatient factor (1)                        1.98      1.99      (0.5)
Outpatient surgeries                       53,495    53,211       0.5
Inpatient surgeries                        18,967    18,247       3.9
Emergency room visits                     296,659   297,479      (0.3)
Admissions                                 66,840    64,973       2.9
Medicare case mix index                      1.17      1.17        --

Outpatient revenues as a
 percentage of total revenues                50.3%     51.5%   N/M (2)

(1) Management and investors use equivalent admissions as a general measure of combined inpatient and outpatient volume. Equivalent admissions is computed by multiplying admissions (inpatient volumes) by the outpatient factor (the sum of gross inpatient revenue and gross outpatient revenue and then dividing the resulting amount by gross inpatient revenue). The equivalent admissions computation "equates" outpatient revenue to the volume measure (admissions) used to measure inpatient volume resulting in a general measure of combined inpatient and outpatient volume.
(2)  Not meaningful.
(3) Same-hospital information excludes the operations of hospitals that the Company acquired after January 1, 2003, and Bartow Memorial Hospital, which the Company is expecting to exchange for another hospital in the fourth quarter of 2004 or the first quarter of 2005, subject to receipt of all necessary regulatory approvals.


                       LIFEPOINT HOSPITALS, INC.
                  UNAUDITED SUPPLEMENTAL INFORMATION
                          Dollars in millions

Adjusted EBITDA is defined as earnings before depreciation and amortization, interest expense, debt retirement costs, ESOP expense, minority interests in earnings of consolidated entities, income taxes and discontinued operations. Our management uses adjusted EBITDA to evaluate our operating performance and as a measure of performance for incentive compensation purposes. Our revolving credit facility uses adjusted EBITDA for numerous financial covenants. We believe adjusted EBITDA is a measure of performance used by some investors, equity analysts and others to make informed investment decisions. In addition, multiples of current or projected adjusted EBITDA are used to estimate current or prospective enterprise value. Adjusted EBITDA should not be considered as a measure of financial performance under accounting principles generally accepted in the United States, and the items excluded from adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. Because adjusted EBITDA is not a measurement determined in accordance with accounting principles generally accepted in the United States and is susceptible to varying calculations, adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies.

                                     For the Three Months Ended
                                           September 30,
                               --------------------------------------
                                      2004                2003
                               ------------------  ------------------
                                Amount     Ratio    Amount     Ratio
                               --------  --------  --------  --------
Revenues                         $253.7     100.0%   $219.4     100.0%

Salaries and benefits             102.1      40.3      87.4      39.9
Supplies                           32.2      12.7      28.0      12.8
Other operating expenses           44.1      17.4      38.6      17.5
Provision for
 doubtful accounts                 24.4       9.6      22.4      10.2
                               --------  --------  --------  --------
Adjusted EBITDA                   $50.9      20.0%    $43.0      19.6%
                               ========  ========  ========  ========

                                     For the Nine Months Ended
                                            September 30,
                               --------------------------------------
                                      2004                2003
                               ------------------  ------------------
                                Amount    Ratio      Amount    Ratio
                               --------  --------  --------  --------
Revenues                         $739.4     100.0%   $646.4     100.0%

Salaries and benefits             296.7      40.1     262.2      40.6
Supplies                           95.4      12.9      83.3      12.9
Other operating expenses          123.9      16.7     116.1      18.0
Provision for
 doubtful accounts                 64.0       8.7      53.3       8.2
                               --------  --------  --------  --------
Adjusted EBITDA                  $159.4      21.6%   $131.5      20.3%
                               ========  ========  ========  ========

The following table reconciles adjusted EBITDA as presented above to net income as reflected in the unaudited consolidated statements of operations:

                               Three Months Ended  Nine Months Ended
                                   September 30,       September 30,
                               ------------------  ------------------
                                 2004      2003      2004      2003
                               --------  --------  --------  --------
Adjusted EBITDA                   $50.9     $43.0    $159.4    $131.5

Less:
 Depreciation and
  amortization                     12.1      10.2      34.5      31.5
 Interest expense, net              3.1       3.3       9.7       9.9
 Debt retirement costs               --        --       1.5        --
 ESOP expense                       2.3       1.8       7.1       4.9
 Minority interests in
  earnings of consolidated
  entities                          0.1       0.3       0.7       0.5
 Provision for income taxes        13.2      11.0      42.1      34.2
 Loss from discontinued
  operations, net of
  income taxes                      0.4       0.2       1.5       1.3
                               --------  --------  --------  --------
Net income                        $19.7     $16.2     $62.3     $49.2
                               ========  ========  ========  ========

    CONTACT: LifePoint Hospitals Inc., Brentwood
             Michael J. Culotta, 615-372-8512